UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest reported)  4 April 2008
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                           Moller International, Inc.
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             (Exact name of registrant as specified in its chapter)

        CALIFORNIA                                               68-0006075
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

       1222 RESEARCH PARK DRIVE, DAVIS CA                           95616
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    (Address of principal executive offices)                      (Zip Code)


                        Telephone Number: (530) 756-5086
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          (Former name or former address, if changed since last report)


ITEM 4.01 Changes in Registrant's Certifying Accountant

     Moller International, Inc ("MI") has terminated its service agreement with The Reznick Group PC ("Reznick Group "), and dismissed the firm effective April 3, 2008. The accounting firm had served as the Company's independent auditors from January 21, 2008 to April 4, 2008. The Company and the Board have determined that Reznick Group's current internal administrative procedures, management practices and responsiveness do not satisfy the Company's requirements. The termination action by the Company was voluntary, unilateral and at its sole discretion and is not the result of any discrepancy or disagreement with Reznick Group regarding the Company's financial recordkeeping or reporting thereof.

     The Company has re-engaged the services of Malone & Bailey, P.C ("M&B") as the Company's independent auditors, effective as of April 3, 2008. Malone & Bailey, PC was MI's independent registered public accounting firm for the fiscal years ending June 30, 2006 and June 30, 2007 and interim reporting periods through September 30, 2007.

     On April 3, 2008, the Audit Committee retained Malone & Bailey, PC as MI's independent registered public accounting firm for the fiscal year ending June 30, 2008. Neither MI nor anyone on MI's behalf consulted Malone & Bailey, PC regarding any of the matters referred to in Item 304(a)(2) of Regulation S-K during the period of September 30, 2007 through April 3, 2008.

ITEM 9.01. Financial Statements and Exhibits

(c)  Exhibits.

     1. Letter dated April 3, 2008 from MI to The Reznick Group, PC terminating its services.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Moller International I has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


/s/ Paul S. Moller, President
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  (Registrant)

Date: April 4, 2008
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